AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2000 REGISTRATION NO. 333-94371


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                 AMENDMENT NO. 1
                                       TO
                                   FORM S-3/A
                              --------------------

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      Delaware                                   16-1158413
(State Other Jurisdiction of                    (IRS Employer
Incorporation or Organization)               Identification No.)


                               315 SCIENCE PARKWAY
                            ROCHESTER, NEW YORK 14620
                                 (716) 256-0200
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                -----------------
                                DONALD L. TURRELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                               315 SCIENCE PARKWAY
                            ROCHESTER, NEW YORK 14620
                                 (716) 256-0200
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                             JEFFREY H. BOWEN, ESQ.
                           HARTER, SECREST & EMERY LLP
                                700 MIDTOWN TOWER
                            ROCHESTER, NEW YORK 14604
                                 (716) 232-6500
                                 ----------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                2,165,732 SHARES

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                                  COMMON STOCK
                              --------------------

         This Prospectus relates to the public offering of 2,165,732 shares of our Common Stock, par value $.01 per share. This offering will not be underwritten. All 2,165,732 shares may be offered by certain of our stockholders or by pledgees, donees, transferees or other successors in interest who receive the shares as a gift, partnership distribution or other non-sale related transfer. All of these shares were originally issued in connection with the acquisition of MicroLegend Telecom Systems Inc., a Canadian company, through the acquisition of MicroLegend's outstanding capital stock. As part of the acquisition, MicroLegend became a wholly-owned subsidiary of 3688283 Canada Inc., which is our wholly-owned Canadian subsidiary. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. We are registering the shares pursuant to Section 7.1 of the Share Acquisition Agreement by and among us, our subsidiary, MicroLegend and two of the principal stockholders of MicroLegend.

         The  shares  we  are   registering   may  be  offered  by  the  selling
stockholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale. The shares may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers act as agents or to whom they sell as principals, or both. This compensation might be in excess of customary commissions. For further information, see the section entitled "Plan of Distribution" below.

         We will not receive any of the proceeds from the sale of these shares. We have agreed to bear certain expenses in connection with the registration of the shares being offered and sold by the selling stockholders. Our Common Stock is quoted on the Nasdaq National Market under the symbol "PTIX." On January 7, 2000 the average of the high and low bid price for the Common Stock was $16.469.

         Our principal executive office is located at 315 Science Parkway, Rochester, New York 14620. Our telephone number is (716) 256-0200.

                               -------------------
         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

                              --------------------

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This offering of our Common Stock involves certain risks. For further information, please see the section entitled "Risk Factors."
                The date of this Prospectus is February 1, 2000

                                  RISK FACTORS

         We Must Successfully Manage Technological Change and the Introduction of New Products. The market for the SS7 inter-networking products produced by MicroLegend are characterized by rapid technological change and frequent introduction of products based on new technologies. As these products are introduced, the standards of the industry change. Additionally, the overall computer networking industry is volatile as the effects of new technologies, new standards, new products and short life cycles contribute to changes in the industry and the performance of industry participants. Our future revenue in this market will depend upon our ability to anticipate technological change and to develop and introduce enhanced products on a timely basis that meet or exceed new industry standards. New product introductions could contribute to quarterly fluctuations in operating results as orders for new products commence and orders for existing products decline. Moreover, significant delays can occur between a product's introduction and commencement of volume production. If we are not able to develop and manufacture new products in a timely manner, if we have problems with reliability, quality or availability of our products or their component parts, or if we fail to achieve market acceptance for our products, our revenues and operating results may be adverse effected.

         We Must Deal Effectively with Competition. The SS7 inter-networking business is extremely competitive. We face competition from a number of established and emerging computer communications and inter-networking device companies. While MicroLegend is currently the leading SS7 inter-networking provider, many of our principal competitors also have established brand name recognition and market positions and may have greater experience and financial resources to spend for promotion, advertising, research and product development than we have. Several of these competitors have recently introduced or announced their intentions to introduce new competitive products. In addition, as we broaden our product offerings, we may face competition from new competitors. Companies in related markets could offer products with functionality similar or superior to that offered by our products. Increased competition could result in price reductions, reduced margins and loss of market share, all of which would materially and adversely affect our revenue and operating results. There can be no assurance that we will be able to compete successfully with our existing or new competitors or that competitive pressures we face in this industry will not have a material adverse effect on our revenue and operating results.

         We are Dependent on Several Key Customers in the SS7 Inter-networking Market. There can be no assurance that the principal customers of MicroLegend will continue to purchase products from us at current levels. Customers typically did not enter into long-term volume purchase contracts with MicroLegend. In addition, MicroLegend's customers have certain rights to extend or delay the shipment of their orders. The loss of one or more of MicroLegend's major customers, and the reduction, delay or cancellation of orders or a delay in shipment of products to such customers would have a material adverse effect on our revenue and operating results.

         We May Experience Fluctuations in Annual and Quarterly Results. In relation to the product lines and business acquired as a result of the MicroLegend acquisition, our annual and quarterly operating results may in the future vary significantly depending on factors such as the timing and shipment of significant orders, new product introductions by us and our competitors, market acceptance of new and enhanced versions of our products, changes in our pricing policies and those of our competitors, the mix of distribution channels through which our products are sold, our inability to obtain sufficient supplies of sole or limited source components for our products, seasonal and general economic conditions.

         We are Dependent on Third Party Component Suppliers. Certain components used in MicroLegend's products are currently available only from one or a limited number of sources. Although prior to the acquisition MicroLegend was generally able to obtain adequate supplies of these components, there can be no assurance that future supplies will be adequate for our needs or will be available on acceptable prices and terms. Our inability in the future to obtain sufficient limited-source components, or to develop alternative sources, could result in delays in product introduction or shipments, and increased component prices could negatively affect our gross margins, either of which will have a material adverse effect on our revenue and operating results.

         We are Dependent on Proprietary Technology. Our success in the SS7 inter-networking business depends upon our proprietary technologies. Prior to the acquisition, MicroLegend relied principally upon trademark, copyright and trade secret laws to protect its proprietary technologies. MicroLegend generally entered into confidentiality or license agreements with its distributors, customers and potential customers and limited access to and distribution of the source code to its software and other proprietary information. MicroLegend's employees were subject to its employment policy regarding confidentiality. We will maintain similar standards and enforce similar safeguards of former MicroLegend proprietary technology in the future. However, there can be no assurance that the steps taken in this regard by MicroLegend in the past or us in the future will be adequate to prevent misappropriation of our technologies or to provide an effective remedy in the event of a misappropriation by others.

         Although our management believes that our products and those produced by MicroLegend do not infringe on the proprietary rights of third parties, there can be no assurance that infringement claims will not be asserted, resulting in costly litigation in which we may not ultimately prevail. Adverse determinations in such litigation could result in the loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties or prevent us from manufacturing or selling our products, any of which will have a material adverse effect on our revenue and operating results.

         Because of the existence of a large number of patents in the computer networking industry and the rapid rate of issuance of new patents or new standards or to obtain important new technology, it may be necessary for us to enter into technology licenses from others. There can be no assurance that these third party technology licenses will be available to us on commercially reasonable terms. The loss of or inability to obtain any of these technology licenses could result in delays or reductions in product shipments. Any such delays or reductions in product shipments will have a material adverse effect on the our revenue and operating results.

         We are Dependent on Certain Key MicroLegend Personnel. Our success in the SS7 inter-networking business depends on the continued contributions of certain key MicroLegend personnel, many of whom would be difficult to replace. It will also depend on our ability to attract and retain skilled employees. Although our employees are subject to our employment policy regarding confidentiality and ownership of inventions, employees are not otherwise subject to employment agreements or non-competition covenants. Changes in personnel could adversely affect our operating results.

                              AVAILABLE INFORMATION

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with this offering of our Common Stock. If any such information or representations are given or made, such information or representations must not be relied upon as having been authorized by us, by any selling stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy any reports, proxy statements and other information that we file at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies of such materials by mail from the Public Reference Room of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our Common Stock is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006.

         We have filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to in this Prospectus as the "Registration Statement") under the Securities Act of 1933 with respect to the Common Stock we are offering. This Prospectus does not contain, nor is it required to contain, all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and our Common Stock, you should refer to the Registration Statement and its exhibits and schedules. The Registration Statement, including its exhibits and schedules, may be inspected as described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC (File No. 0-27460) pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed March 30, 1999; 2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1999; 3. Our Current Report on Form 8-K filed on December 21, 1999; 4. The description of our Common Stock, par value $.01 per share, contained in our Registration Statement on Form S-1 filed on January 18, 1996 including any amendment or report filed for the purpose of updating such description; and 5. All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of this offering.

         Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We will provide to you upon written or oral request and without charge a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to Dorrance W. Lamb, Vice President of Finance, at our principal executive offices:
Performance Technologies, Incorporated 315 Science Parkway, Rochester, New York 14620. Our telephone number is (716) 256-0200.

                                   THE COMPANY

         Our principal executive offices are located at 315 Science Parkway, Rochester, New York 14620. Our telephone number is (716) 256-0200.

                              PLAN OF DISTRIBUTION

         We will receive no proceeds from this offering. The shares offered by this Prospectus may be sold by the selling stockholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. This compensation might be in excess of customary commissions. The shares we are offering may be sold either pursuant to this Registration Statement or pursuant to Rule 144 issued by the SEC under the Securities Act of 1933.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under federal law.

         Under applicable federal rules and regulations, any person engaged in the distribution of our Common Stock may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder. These rules include, without limitation, Rules 10b-6 and 10b-7, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth the number of shares of Common Stock owned by each of the selling stockholders. Except for Thomas Blain and Reginald
T. Cable, each of whom is an officer of MicroLegend Telecom Systems Inc., a company which is now one of our affiliates, none of these selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of our Common Stock. Because the selling stockholders may offer all or some of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. The shares offered by this Prospectus may be offered from time to time by the selling stockholders named below or by pledgees, donees, transferees or other successors in interest who receive the shares as a gift, partnership distribution or other non-sale related transfer.

                     Number of Shares     Percent of         Number of Shares
Name of Selling      Beneficially         Outstanding        Registered for
Stockholder          Owned                Shares             Sale Hereby (1)
------------------   ----------------     -----------        -----------------
3414850 Canada Inc.    994,294               7.4%              994,294
2384434 Canada Inc.    994,293               7.4%              994,293
Thomas Blain            60,059               *                  60,059
Reginald T. Cable       60,059               *                  60,059
Philippe Tanguay         2,267               *                   2,267
Louis C. Ferland         5,086               *                   5,086
Kerry Keirstead            932               *                     932
Yuqiang Zhang            1,012               *                   1,012
R. Michael Hasson       10,490               *                  10,490
Peter Butler             1,881               *                   1,881
Normand Glaude          10,490               *                  10,490
Michael Gaines           3,496               *                   3,496
Marc Labonte             4,874               *                   4,874
Kim Keirstead            4,238               *                   4,238
Eric A. Schmidt          1,958               *                   1,958
Egan Cheung                456               *                     456
Jean Brisard             2,575               *                   2,575
Songling Yang              834               *                     834
Brian Gregory Holmes       710               *                     710
Cindi Viegas               477               *                     477
Robert G. Mason          2,119               *                   2,119
Kelly W. Porter            318               *                     318
Clark Lee                1,033               *                   1,033
Paulette Gregory           318               *                     318
Michael Whiten             668               *                     668
Lee Christensen            371               *                     371
Andrew L. Booth            424               *                     424
                     ---------             --------          ---------
Total                2,165,732              16.4%            2,165,732
                     =========             ========          =========



* Represents beneficial ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of our Common Stock which become issuable in connection with the Common Stock registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Harter, Secrest & Emery LLP, Rochester, New York.

                                     EXPERTS

         Our consolidated balance sheets as of December 31, 1997 and December 31, 1998 and our consolidated statements of income, retained earnings, and cash flow for each of the three years in the period ended December 31, 1998 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PriceWaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Performance Technologies, Incorporated (the "Company") in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.


             SEC Registration Fee                                       $ 9,690
             Legal fees and expenses                                     15,000
             Accounting fees and expenses                                10,000
             Miscellaneous                                                5,000
                                                                         ------
             Total                                                      $39,690
                                                                        =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        With respect to indemnification of directors and officers, Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws, as amended (the "By-laws") provide for limitation of the liability of directors to the Company and its stockholders and for indemnification of directors, officers, employees and agents of the Company, respectively, to the maximum extent permitted by the DGCL.

        The Certificate of Incorporation provides that directors are not liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

        The By-laws include provisions by which the Company will indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement with respect to threatened, pending or completed suits or proceedings against such persons by reason of serving or having served the Company as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. With respect to matters to which the Company's officers, directors, employees, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the By-laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

ITEM 16. EXHIBITS

(2.1)               Share Acquisition Agreement.
(2.2)               Amendment to Share Acquisition Agreement
(5)                 Opinion of Harter, Secrest & Emery LLP.
(23.1)              Independent Accountants' Consent.
(23.2)              Consent of Harter, Secrest & Emery LLP (included in the
                    Opinion of Counsel filed as Exhibit 5)
(24)                Power of Attorney


ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes (subject to the proviso contained in Item 512(a) of Regulation S-K):

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of New York, on this ____ day of January 10, 2000.



                     PERFORMANCE TECHNOLOGIES, INCORPORATED

Dated:  January 28, 2000

                            By: /s/ DONALD L. TURRELL
                            --------------------------
                               Donald L. Turrell,
                           President, Chief Executive
                              Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/Donald L. Turrell
-----------------------   President, Chief Executive            January 28, 2000
Donald L. Turrell         Officer and Director
                          (Principal Executive Officer)

/s/Dorrance W. Lamb
-----------------------   Vice President of Finance             January 28, 2000
Dorrance W. Lamb          and Chief Financial Officer
                            (Principal Financial and
                               Accounting Officer)

/s/Charles E. Maginness*
-----------------------   Chairman of the Board                 January 28, 2000
Charles E. Maginness      and Director

/s/John M. Slusser*
-----------------------   Director                              January 28, 2000
John M. Slusser

/s/Bernard Kozel*
-----------------------   Director                              January 28, 2000
Bernard Kozel

/s/John E. Mooney*
-----------------------   Director                              January 28, 2000
John E. Mooney

/s/Paul L. Smith*
-----------------------   Director                              January 28, 2000
Paul L. Smith

*Pursuant to Power of Attorney previously filed.

                                INDEX TO EXHIBITS

(2.1)*          Share Acquisition Agreement

(2.2)*          Amendment to Share Acquisition Agreement

(5)+            Opinion of Harter, Secrest & Emery LLP

(23.1)*         Independent Accountants' Consent

(23.2)+ Consent of Harter, Secrest & Emery LLP (included in the Opinion of Counsel filed as Exhibit (5))

(24)+           Power of Attorney

*Filed herewith
+Previously filed